UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):           December 5, 2005

Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 S. Bragg Street, Suite 600
Alexandria, Virginia	22312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           703-270-2900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
As described in the definitive proxy statement relating to the 2005 Annual Meeting of Stockholders, the board of directors of Cuisine Solutions, Inc. (the “Company”) awarded stock options to the Company’s independent directors effective October 4, 2005. On that date, the Company also issued stock options to three of its senior executive officers in order to reward these individuals for their contributions to the Company’s performance. All of these options were issued with exercise prices of $7.39 per share, which was the closing price of the Company’s common stock on the American Stock Exchange on October 4, 2005. The details concerning these option grants are set forth in the table below:

Recipient	Title	Number of Shares

Charles McGettigan	Independent Director	10,000 shares
Robert van Roijen	Independent Director	10,000 shares
John Firestone	Independent Director	10,000 shares
Robert Herman	Independent Director	10,000 shares
Stanislas Vilgrain	Chief Executive Officer	25,000 shares
Thomas Gregg	President	20,000 shares
Y. Tristan Kuo	Chief Financial Officer	10,000 shares
As a result of recently adopted accounting rules concerning the expensing of equity compensation awards, including stock options, set forth in Statement of Financial Accounting Standards No. 123(Revised), “Share Based Payment” (“SFAS 123R”), which became effective with respect to the Company in the current fiscal year, the Company’s board of directors has reassessed the grant of these recently awarded stock options in light of the unintended detrimental accounting consequences that would result from their issuance. Under the valuation model prescribed for valuing the options in accordance with SFAS 123R, the Company has estimated that it would be required to record over $600,000 in non-cash compensation charges over the scheduled vesting of the options as a result of the issuance of these options. The magnitude of the anticipated charges was largely a function of the relatively high volatility of the Company’s common stock, which has resulted from the increase in the Company’s stock price in recent years.
In response to its assessment of the expected accounting charge described above, the Company’s board of directors voted to rescind the foregoing option awards and instead compensate the above-referenced individuals with cash bonus payments correlating to 20% of the stock options granted multiplied by the exercise price of $7.39. On December 5, 2005, Messrs. Stanislas Vilgrain and Y. Tristan Kuo agreed to the rescission of their respective options, but elected to reject the cash bonus payment. On December 5, 2005, the other above-referenced individuals consented to the rescission of their respective options and the receipt of the cash payments in lieu thereof as set forth in the table below:

Recipient	Title	Cash Bonus

Charles McGettigan	Independent Director	$14,780
Robert van Roijen	Independent Director	$14,780
John Firestone	Independent Director	$14,780
Robert Herman	Independent Director	$14,780
Thomas Gregg	President	$29,560
All of the options were formally rescinded and the applicable cash bonus payments were made on December 5, 2005. As a result of this rescission, the Company will not incur the compensation charge under SFAS 123R described above, although the Company will incur a cash compensation charge in the amount of the cash payments during the second fiscal quarter of Fiscal 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
December 5, 2005	By:	/s/ Stanislas Vilgrain
		Name:	Stanislas Vilgrain
		Title:	CEO